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                                                                  Exhibit 23-A.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the inclusion in this registration statement on Form S-3 of our report dated February 16, 1998, on our audits of the financial statements and financial statement schedules of Cincinnati Bell Inc. and subsidiaries. We also consent to the references to our firm under the caption "Experts."


/s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio
October 13, 1998